Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	519100	20-585-6795
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

George Schmitt
xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

The Company Corporation
2711 Centerville Road
Wilmington, DE 19808
(800) 474-8135

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David E. Danovitch, Esq. Zachary Blumenthal, Esq. Nakia M. Elliott, Esq. Robinson Brog Leinwand Greene Genovese & Gluck P.C. 875 Third Avenue — 9th Floor New York, New York 10022 (212) 603-6300	Christopher M. Forrester, Esq. Shearman & Sterling LLP 1460 El Camino Real, 2nd Floor Menlo Park, California 94025 Tel: (650) 838-3772 Fax: (650) 838-5173

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer (Do not check if a smaller reporting company) ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (4)
Class A Units, each consisting of one share of common stock, par value $0.00001 per share, and half of a Series A Warrant to purchase one share of common stock	$—	$—
Common stock, par value $0.00001 per share, underlying the Class A Units (2) (3)	$—	$—
Series A Warrants to purchase common stock, underlying the Class A Units (3)	$—	$—
Common stock underlying Series A Warrants (2)	$—	$—
Class B Units, each consisting of one pre-funded Series B Warrant to purchase one share of common stock and half of a Series A Warrant to purchase one share of common stock	$—	$—
Pre-funded Series B Warrants to purchase common stock underlying the Class B Units (3)	$—	$—
Series A Warrants to purchase common stock underlying the Class B Units (3)	$—	$—
Common stock underlying the pre-funded Series B Warrants (2) (3)	$—	$—
Common stock underlying the Series A Warrants (2)	$—	$—
Series C Warrants to purchase additional Class A Units (3)	$—	$—
Class A Units underlying Series C Warrants, each consisting of one share of common stock and half of a Series A Warrant to purchase one share of common stock	$—	$—
Common stock, par value $0.00001 per share, underlying the Class A Units (2) (3)	$—	$—
Series A Warrants to purchase common stock, underlying the Class A Units (3)	$—	$—
Common stock underlying Series A Warrants (2)	$—	$—
Series D Warrants to purchase additional Class B Units (3)	$—	$—
Class B Units underlying Series D Warrants, each consisting of one pre-funded Series B Warrant to purchase one share of common stock and half of a Series A Warrant to purchase one share of common stock	$—	$—
Pre-funded Series B Warrants to purchase common stock underlying the Class B Units (3)	$—	$—
Series A Warrants to purchase common stock underlying the Class B Units (3)	$—	$—
Common stock underlying the pre-funded Series B Warrants (2) (3)	$—	$—
Common stock underlying the Series A Warrants (2)	$—	$—
TOTAL	$2,625,000	$305.03

(1)	This amount represents the proposed maximum offering price of the securities registered hereunder that may be sold by the registrant. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	No registration fee is required pursuant to Rule 457(g).

(4)	Previously paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering $700,000 of aggregate additional amount of (i) Class A Units (the “Class A Units”), each of which consists of one share of common stock, par value $0.00001 per share, and 0.5 of a Series A Warrant to purchase one share of common stock at an exercise price of $1.00 per share (the “Series A Warrants”), (ii) Class B Units (the “Class B Units”), each of which consists of one pre-funded Series B Warrant to purchase one share of common stock at an exercise price of $0.01 per share and 0.5 of a Series A Warrant, (iii) Series C Warrants, at a price of $0.01 per Series C Warrant, each to purchase one additional Class A Unit at an exercise price of $1.00, and (iv) Series D Warrants, at a price of $0.01 per Series D Warrant, each to purchase one additional Class B Unit at an exercise price of $0.99, of xG Technology, Inc., a Delaware corporation (the “Company”). This Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-203853) (the “Original Registration Statement”), initially filed by the Company on May 5, 2015 and declared effective by the Securities and Exchange Commission on August 13, 2015. Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on August 14, 2015.

xG TECHNOLOGY, INC.
(Registrant)

By:	/s/ George Schmitt
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints George Schmitt and Roger G. Branton, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ George Schmitt	Chief Executive Officer and Chairman of	August 14, 2015
George Schmitt	the Board (Principal Executive Officer)

/s/ Roger G. Branton	Chief Financial Officer (Principal Financial	August 14, 2015
Roger G. Branton	and Accounting Officer)

/s/ John C. Coleman	Director	August 14, 2015
John C. Coleman

/s/ Richard L. Mooers	Director	August 14, 2015
Richard L. Mooers

/s/ Gary Cuccio	Director	August 14, 2015
Gary Cuccio

/s/ Raymond M. Sidney	Director	August 14, 2015
Raymond M. Sidney

/s/ Kenneth Hoffman	Director	August 14, 2015
Kenneth Hoffman

/s/ James T. Conway	Director	August 14, 2015
James T. Conway